EXHIBIT (23)(i)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in registration Statements Nos. 333-89808, 333-02074, 333-18161, 333-48556, 333-122911, 333-138619 and 333-152210 of Mesa Laboratories, Inc. on Form S-8 of our report dated June 29, 2009 appearing in the Form 10-K/A Amendment No. 1 of Mesa Laboratories, Inc. for the year ended March 31, 2009.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

July 13, 2009

Denver, Colorado